Exhibit 31.3

CERTIFICATION

I, J. Michael French, Chief Executive Officer of MDRNA, Inc., certify that:

1. I have read this Amendment No. 1 to the quarterly report on Form 10-Q/A of MDRNA, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this report.

Date: August 19, 2009

/s/ J. Michael French
J. Michael French
Chief Executive Officer